SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 1999


             	STONE CONTAINER CORPORATION
	(Exact name of registrant as specified in its charter)




    	Delaware	                      1-3439        	36-2041256
	(State or other jurisdiction	   (Commission    	(I.R.S. Employer
     	of incorporation)	         File Number)	   Identification No.)

              		150 North Michigan Avenue
               	Chicago, Illinois	60601
		(Address of Principal Executive Offices)	(Zip code)

	Registrant's Telephone Number, Including Area Code: (312) 346-6600


	(Former name or former address, if changed since last report)


Item 5.	Other Events

On February 11, 1999, Smurfit-Stone Container Corporation issued a press release announcing that Roger W. Stone had announced his resignation as President, Chief Executive Officer and Director of the Company, effective March 31, 1999. Mr. Stone also will resign, effective March 31, 1999, as President, Chief Executive Officer and Director of Stone Container Corporation and JSCE, Inc., each a wholly owned subsidiary of Smurfit-Stone Container Corporation.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 7.	Financial Statements and Exhibits.

A.	Financial Statements of Businesses Acquired.

Not Applicable.

B.	Pro Forma Financial Information.

Not Applicable.

C.	Exhibits.  The following exhibit is filed as a part of
this report:

Exhibit No.		Description

99.1		Press Release dated February 11, 1999


SIGNATURES


Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SMURFIT-STONE CONTAINER CORPORATION


Dated: February 12, 1999	            	By: /s/ Craig A. Hunt
                                      Name:  	Craig A. Hunt
                                      Title:	Vice President, Secretary
                                             & General Counsel

Exhibit Index

Exhibit No.	Description

99.1			Press Release dated February 11, 1999

										Exhibit 99.1
Smurfit-Stone


For Immediate Release	Contact:	Timothy McKenna (investors)
                               312-580-4637

                               Tom Lange (media)
                               314-746-1236

                               Georgina Giannelli (media)
                               312-580-4865
                               www.smurfit-stone.com


SMURFIT-STONE CONTAINER CORPORATION ANNOUNCES
RETIREMENT OF ROGER STONE

CHICAGO, February 11, 1999 - Smurfit-Stone Container Corporation (Nasdaq: SSCC) today announced that Roger W. Stone, 63, is retiring from his position as president and chief executive officer and as a director of the company, effective March 31.
Dr. Michael W.J. Smurfit, 62, chairman of Smurfit-Stone, said, "In his 43 years of service, Roger Stone has made an outstanding contribution to his company and to the packaging industry. Roger has been a leader in restructuring the industry, and he demonstrated that leadership once again in bringing his company together with ours to create Smurfit-Stone. He brought his full energy and experience to the merger and helped build a strong foundation for the new company. We wish him well in his future endeavors."
The board of directors has appointed Ray M. Curran, 51, to serve as president and chief executive officer, effective April 1. Curran has been executive vice president and deputy chief executive of the company and was formerly finance director of Jefferson Smurfit Group plc, Smurfit-Stone's largest shareholder. The company also announced that the board of directors has formed a committee to search for a chief operating officer.

Commenting on the appointment, Dr. Smurfit said, "I am pleased to announce that Ray Curran is assuming this post. I have worked with Ray for many years and I am fully confident of his abilities to assume the chief executive's responsibilities. In addition, the board has begun an immediate search for a chief operating officer to support him in the new role and to enable him to continue to carry out Smurfit-Stone's program of divestitures and synergies."
Smurfit-Stone also announced that Matthew S. Kaplan, 41, Smurfit-Stone's vice president and general manager of the company's corrugated container division, will resign from the company and its board of directors effective March 31.
In announcing his retirement, Stone said, "Our aim in merging Jefferson Smurfit Corporation and Stone Container was to join two outstanding companies to create one truly great company.
 Since completing the merger in November, our progress has been better than expected. Having played my part in bringing the companies together and having initiated what promises to be a very successful integration process, I feel I can step down at this time. I am confident that the Smurfit-Stone team will continue to create greater value for our customers and shareholders while providing new and exciting opportunities for our employees."
Smurfit-Stone is the industry's leading manufacturer of paperboard and paper-based packaging, including corrugated containers, folding cartons, and industrial bags.
It is the largest producer of containerboard and kraft paper, and the largest collector, marketer, and exporter of recovered fiber. The company operates more than 300 facilities worldwide.

This document contains certain forward-looking statements within the meaning of Section 21 E of the Securities Exchange Act of 1934, as amended, about Smurfit-Stone Container Corporation. Although the company believes that, in making any such statements, its expectations are based on reasonable assumptions, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. When used in this document, the words "anticipates," "believes," "expects," "intends," and similar expressions as they relate to Smurfit-Stone Container Corporation or its management are intended to identify such forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties. Important factors that could cause actual results to differ materially from those in forward-looking statements, certain of which are beyond the control of Smurfit-Stone Container Corporation, include: the impact of general economic conditions in the U.S. and Canada and in other countries in which Smurfit-Stone Container Corporation and its subsidiaries currently do business (including Asia, Europe and Latin and South America); industry conditions, including competition and product and raw material prices; fluctuations in exchange rates and currency values; capital expenditure requirements; legislative or regulatory requirements, particularly concerning environmental matters; interest rates; access to capital markets; the timing of and value received in connection with asset divestitures; and obtaining required approvals, if any, of debt holders. The actual results, performance or achievement by Smurfit-Stone Container Corporation could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations and financial condition of Smurfit-Stone Container Corporation.